UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 15, 2005

Great Wolf Resorts, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51064	51-0510250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

122 West Washington Ave, Madison, Wisconsin		53703
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	608-661-4700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On March 15, 2005, Great Wolf Resorts, Inc. (the "Company") participated in a private placement of $50 million of floating rate capital securities (the "Trust Preferred Securities") issued by Great Wolf Capital Trust I (the "Trust"), an affiliated Delaware trust formed on March 7, 2005. The Trust Preferred Securities mature on March 30, 2035, are redeemable at the Company's option at par plus accrued and unpaid interest beginning March 30, 2010, and require quarterly distributions of interest by the Trust to the holder of the Trust Preferred Securities. Interest will be payable for the first ten years at a blended annual interest rate of 7.80%, and thereafter until maturity at a variable per annum rate of interest, reset quarterly, equal to the London Interbank Offered Rate plus 310 basis points. The Trust simultaneously issued 1,550 common securities of the Trust to the Company for a purchase price of $1,550,000, which constitutes all of the issued and outstanding common securities of the Trust.

The Trust used the proceeds from the sale of the Trust Preferred Securities to purchase for $50,000,000 junior subordinated debt securities, due March 30, 2035, in the principal amount of $50,000,000 issued by the Company (the "Debentures"). The net proceeds to the Company from the sale of the Debentures to the Trust will be used by the Company for retirement of other indebtedness according to its terms and for working capital purposes.

The Debentures were issued pursuant to a Junior Subordinated Indenture (the "Indenture"), dated March 15, 2005, by and between the Company and JPMorgan Chase Bank, National Association, as trustee. The terms of the Debenture are substantially the same as the terms of the Trust Preferred Securities. The interest payments on the Debentures paid by the Company will be used by the Trust to pay the quarterly distributions to the holder of the Trust Preferred Securities. The Indenture permits the Company to redeem the Debentures (and thus a like amount of the Trust Preferred Securities) on or after March 30, 2010. If the Company redeems any amount of the Debentures, the Trust must redeem a like amount of the Trust Preferred Securities.

The terms of the Trust Preferred Securities are governed by an Amended and Restated Trust Agreement (the "Declaration"), dated March 15, 2005, by and among Chase Manhattan Bank USA, National Association, as Delaware trustee; JPMorgan Chase Bank, National Association, as property trustee; Great Wolf Resorts, Inc., as depositor; and James A. Calder, Alex G. Lombardo and J. Michael Schroeder, as administrative trustees. The Company, as the sole holder of the Trust's Common Securities, controls the election of the trustee and administrators. Under the terms of the Trust Preferred Securities, an event of default may occur upon:

• non-payment of interest on the Debentures when they become due and payable, and continuance of the default for a period of 30 days;

• non-payment of all or any part of the principal of the Debentures when due and payable;

• the Company's failure to comply with its covenants or certain other provisions of the Indenture, which failure continues for a period of 90 days after the Company receives notice of such failure; or

• bankruptcy or liquidation of the Company or of the Trust.

The offering of the Trust Preferred Securities was conducted pursuant to a Purchase Agreement (the "Purchase Agreement"), dated March 15, 2005 among the Company and Great Wolf Capital Trust I, as sellers, and TABERNA Preferred Funding I, Ltd. and Merrill Lynch International, as purchasers. The purchasers received a commission of three percent of the principal amount of the Trust Preferred Securities.

Copies the the Purchase Agreement, Indenture and Declaration are attached hereto as Exhibits 1.1, 4.1 and 4.2 respectively. On March 15, 2005, the Registrant issued a press release announcing the closing of the placement of the Trust Preferred Securities and the issuance of the Debenture. A copy of the press release is attached hereto as Exhibit 99.1.

The preceding discussion is qualified in its entirety by reference to the terms of the Indenture, the Declaration and the Purchase Agreement, copies of which are filed with this Form 8-K and are hereby incorporated by reference.

The Trust Preferred Securities have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, and unless so registered, may not be offered or sold in the United States, except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933, as amended, and applicable state securities laws.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the description contained in Item 1.01 above, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)

The following exhibits are attached to this report:

Exhibit
Number Description

1.1 Purchase Agreement, dated as of March 15, 2005, among Great Wolf Resorts, Inc., Great Wolf Capital Trust I , Taberna Preferred Funding I, Ltd. and Merrill Lynch International.

4.1 Junior Subordinated Indenture, dated as of March 15, 2005, between Great Wolf Resorts, Inc. and JPMorgan Chase Bank, National Association, as trustee.

4.2 Amended and Restated Trust Agreement, dated as of March 15, 2005, by and among Chase Manhattan Bank USA, National Association, as Delaware trustee; JPMorgan Chase Bank, National Association, as property trustee; Great Wolf Resorts, Inc., as depositor; and James A. Calder, Alex G. Lombardo and J. Michael Schroeder, as administrative trustees.

99.1 Press release dated March 15, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Great Wolf Resorts, Inc.

March 17, 2005	By:	J. Michael Schroeder

Name: J. Michael Schroeder
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

1.1	Purchase Agreement, dated as of March 15, 2005, among Great Wolf Resorts, Inc., Great Wolf Capital Trust I , Taberna Preferred Funding I, Ltd. and Merrill Lynch International
4.1	Junior Subordinated Indenture, dated as of March 15, 2005, between Great Wolf Resorts, Inc. and JPMorgan Chase Bank, National Association, as trustee
4.2	Amended and Restated Trust Agreement, dated as of March 15, 2005, by and among Chase Manhattan Bank USA, National Association, as Delaware trustee; JPMorgan Chase Bank, National Association, as property trustee; Great Wolf Resorts, Inc., as depositor; and James A. Calder, Alex G. Lombardo and J. Michael Schroeder, as administrative trustees
99.1	Press release dated March 15, 2005